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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549
                              ____________________

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                         BECTON, DICKINSON AND COMPANY
             (Exact name of registrant as specified in its charter)

      New Jersey                                         22-076120
 (State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                    Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey                    07417-1880
(Address of Principal Executive Offices)                      (Zip Code)

             1994 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)
                              Raymond P. Ohlmuller
                          Vice President and Secretary
             1 Becton Drive, Franklin Lakes, New Jersey  07417-1880
                    (Name and address of agent for service)
                                 (201) 847-7101
                    (Telephone number, including area code,
                             of agent for service)
                             ---------------------

                        CALCULATION OF REGISTRATION FEE
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

                                   Proposed    Proposed
                                   maximum     maximum
                         Amount    offering    aggregate   Amount of
Title of securities      to be     price       offering    registration
to be registered       registered   per share    price         fee
- -----------------------------------------------------------------------
Common Stock, par      75,000       $37.19    $2,789,250*   $961.82
value $1.00 per        shares
share

- -----------------------------------------------------------------------
- -----------------------------------------------------------------------

*Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. Based upon a price of $37.19 per share which represents the average of the high and low prices on the New York Stock Exchange (Composite Transactions) on April 25, 1994.

                                    PART I.

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS*



Item 1.  Plan Information.

Item 2.  Registrant Information and Employee Plan Annual Information.

- --------------------

* Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933 (the "Securities Act") is omitted from this registration statement in accordance with the Note to the instructions for Part I of Form S-8.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

     The following documents filed with the Securities and Exchange Commission by Becton, Dickinson and Company (the "Company") are incorporated herein by reference and made a part hereof:

. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993;

. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since September 30, 1993; and

. The description of the Common Stock, par value $1.00 per share, contained in a registration statement filed by the Company under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to the Company's 1994 Restricted Stock Plan for Non-Employee Directors (the "Plan") have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
         --------------------------

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

     Legal matters in connection with the legality of the Common Stock being registered hereby were passed upon for the Company by John W. Galiardo, Vice President and General Counsel of the Company. As of March 31, 1994, Mr. Galiardo owned 40,046 shares of the Company's Common Stock, had options to acquire 160,600 shares and was entitled to receive 9,702 shares under the Company's Stock Award Plan. In addition, Mr. Galiardo has a vested interest, as of March 31, 1994, under the Company's Savings Incentive Plan in 4,187 shares of the Company's Common Stock and in 297 shares of the Company's Series B ESOP Convertible Preferred Stock.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

     Article XI of the bylaws of the Company provides as follows:

         "The Company shall indemnify to the full extent authorized or permitted by the New Jersey Business Corporation Act, any corporate agent (as defined in said Act), or his legal representative, made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a corporate agent of this Company."

     The New Jersey Business Corporation Act permits or requires indemnification of officers and directors in the event that certain statutory standards of conduct are met. Consistent with that statute, the Company has entered into indemnification agreements with its directors and officers whereby the Company has agreed to indemnify them and advance them their defense, investigation, witness and/or participation fees and expenses except in circumstances whereby a request for indemnification (a) is on account of an illegal renumeration to the indemnitee, (b) is for an accounting of the indemnitee's profits from the purchase or sale of the Company's securities pursuant to Section 16(b) of the Exchange Act or any amendments thereto or similar provisions of any federal, state or local statutory law, (c) is based upon acts or omissions of the indemnitee which were in breach of the indemnitee's duty of loyalty to the Company or its shareholders, were not in good faith or involved a knowing violation of law, or resulted in an improper personal benefit to the indemnitee, or (d) is unlawful.

     The Company maintains policies of insurance under which the respective directors and officers (as defined therein) of the Company are insured subject to specified exclusions and deductible and maximum amounts against loss arising from any civil claim or claims which may be made against any director or officer (as so defined) of the Company by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or act done or alleged to have been done while acting in their respective capacities.

Item 7.  Exemption From Registration Claimed.
         ------------------------------------

     Not Applicable.

Item 8.  Exhibits.
         ---------

4 Copy of the Company's 1994 Restricted Stock Plan for Non-Employee Directors (incorporated by reference to Exhibit A to the registrant's Proxy Statement dated January 5, 1994).

5        Opinion of John W. Galiardo, Vice President and General Counsel of the
         Company.

23(a)    Consent of Independent Auditors.

23(b) Consent of John W. Galiardo (included in his opinion filed herewith as Exhibit 5).

Item 9.  Undertakings.
         -------------

     A.  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Franklin Lakes, State of New Jersey, on the 29th day of April, 1994.

                                  BECTON, DICKINSON AND COMPANY


                                  By:/s/Raymond P. Ohlmuller
                                     -----------------------------------
                                     Raymond P. Ohlmuller
                                     Vice President and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of April, 1994.

    Signature                              Title
    ---------                              -----


/s/Harry N. Beaty, M.D.                    Director
- ------------------------------
Harry N. Beaty, M.D.


/s/Henry P. Becton, Jr.                    Director
- ------------------------------
Henry P. Becton, Jr.


/s/Gerald M. Edelman, M.D.                 Director
- ------------------------------
Gerald M. Edelman, M.D.


/s/Edmund B. Fitzgerald                    Director
- ------------------------------
Edmund B. Fitzgerald


/s/Raymond V. Gilmartin                    Director, Chairman of the
- ------------------------------             Board, President and
Raymond V. Gilmartin                       Chief Executive Officer
                                           (Principal Executive Officer)


/s/Richard W. Hanselman                    Director
- ------------------------------
Richard W. Hanselman


/s/Thomas A. Holmes                        Director
- ------------------------------
Thomas A. Holmes

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    Signature                              Title
    ---------                              -----


/s/Frank A. Olson                          Director
- ------------------------------
Frank A. Olson


/s/Gloria M. Shatto                        Director
- ------------------------------
Gloria M. Shatto


/s/Raymond S. Troubh                       Director
- ------------------------------
Raymond S. Troubh


/s/Robert A. Reynolds                      Vice President -
- ------------------------------             Finance and Controller
Robert A. Reynolds                         (Principal Financial and
                                           Accounting Officer)

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                                 EXHIBIT INDEX
                                 -------------



Exhibit
Number        Description of Exhibit
- -------       ----------------------

 4            Copy of the registrant's 1994
              Restricted Stock Plan for
              Non-Employee Directors (incorporated
              by reference to Exhibit A to the
              registrant's Proxy Statement dated
              January 5, 1994)

 5            Opinion of John W. Galiardo,
              Vice President and General
              Counsel of the registrant

23(a)         Consent of Independent Auditors

23(b)         Consent of John W. Galiardo
              (included in his opinion filed
              herewith as Exhibit 5)



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